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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

                 We consent to the incorporation by reference in this Registration Statement on Form S-8 under the Securities Act of 1933 and in the related prospectuses of Kimberly-Clark Corporation of our reports dated January 27, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K under the Securities Exchange Act of 1934 of Kimberly-Clark Corporation for the year ended December 31, 1994 and incorporated by reference in Registration Statement No. 33-64063 of Kimberly-Clark Corporation on Form
S-4 under the Securities Act of 1933 and to the references to us under the headings "SUMMARY -- The Merger and the Merger Agreement, Anticipated
Accounting Treatment," "THE MERGER -- Background of the Merger," "OTHER TERMS OF THE MERGER AGREEMENT -- Conditions Precedent to the Merger," and "EXPERTS" all in the Joint Proxy Statement/Prospectus, which is part of Registration
Statement No. 33-64063.


                                        DELOITTE & TOUCHE LLP

                                        Deloitte & Touche LLP

Dallas, Texas
December 12, 1995